                                                                  EXHIBIT 99.m10

                     AMENDMENT NO. 9 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN

                                       OF

                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS

                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST

                    AMERICAN CENTURY TARGET MATURITIES TRUST
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                                     C CLASS

     THIS AMENDMENT NO. 9 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER
SERVICES PLAN is made as of the 30th day of March, 2006, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS, the Issuers (other than American Century Quantitative Equity
Funds, Inc., a Maryland corporation ("ACQEF, Inc.")) are parties to a certain
Master Distribution and Individual Shareholder Services Plan dated September 16,
2000, to be effective May 1, 2001 and amended August 1, 2001, December 3, 2001,
July 1, 2002, September 3, 2002, January 2, 2004, May 1, 2004, May 1, 2005 and
September 29, 2005 (the "Plan"); and

     WHEREAS, American Century Investment Trust has added two new series, Select
Bond Fund and High-Yield Bond Fund (the "New ACIT Funds");

     WHEREAS, American Century Municipal Trust has added a new series, Long-Term
Tax-Free Fund (the "New ACMT Fund" collectively with New ACIT Funds, the "New
Funds"); and

     WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the New Funds;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

                                       1

     2. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Individual Shareholder Services Plan, as
amended by this Amendment No. 9

     3. In the event of a conflict between the terms of this Amendment No. 9 and the Plan, it is the intention of the parties that the terms of this Amendment
No. 9 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 9, the parties hereby confirm and ratify the Plan.

     4. This Amendment No. 9 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 9 as of the date first above written.

                                    AMERICAN CENTURY CALIFORNIA TAX-FREE
                                      AND MUNICIPAL FUNDS
                                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                    AMERICAN CENTURY INVESTMENT TRUST
                                    AMERICAN CENTURY MUNICIPAL TRUST
                                    AMERICAN CENTURY TARGET MATURITIES TRUST
                                    AMERICAN CENTURY QUANTITATIVE EQUITY
                                      FUNDS, INC.

                                         /s/ Charles A. Etherington
                                    BY: ----------------------------------------
                                        Charles A. Etherington
                                        Vice President of each of the Issuers

                                       2

                                   SCHEDULE A

                         SERIES OFFERING C CLASS SHARES

SERIES                                                         DATE PLAN ADOPTED
------                                                         -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND
MUNICIPAL FUNDS

>>       California High-Yield Municipal                       May 1, 2001
>>       California Intermediate-Term Tax-Free                 May 1, 2001
>>       California Long-Term Tax-Free                         May 1, 2001

AMERICAN CENTURY GOVERNMENT INCOME TRUST

>>       Ginnie Mae Fund                                       May 1, 2001

AMERICAN CENTURY INVESTMENT TRUST

>>       Diversified Bond Fund                                 September 3, 2002
>>       Prime Money Market Fund                               May 1, 2001
>>       High-Yield Fund                                       July 2, 2002
>>       Inflation Protection Bond Fund                        May 1, 2005
>>       Select Bond Fund                                      March 30, 2006
>>       High-Yield Bond Fund                                  March 30, 2006

AMERICAN CENTURY MUNICIPAL TRUST

>>       Arizona Municipal Bond Fund                           May 1, 2001
>>       Florida Municipal Bond Fund                           May 1, 2001
>>       High-Yield Municipal Fund                             May 1, 2001
>>       Tax-Free Bond Fund                                    May 1, 2001
>>       Long-Term Tax-Free Fund                               March 30, 2006

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
>>       Equity Growth Fund                                    May 1, 2004
>>       Income & Growth Fund                                  May 1, 2004
>>       Long-Short Equity Fund                                September 29, 2005

By:   /s/ Charles A. Etherington
      -----------------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  March 30, 2006

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